Ex 99.2

Consolidated Financial Statements of

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

Years ended June 30, 2007 and 2006, the initial 248-day period ended
June 30, 2005 and cumulative from October 25, 2004 to June 30, 2007

INDEPENDENT AUDITORS’ REPORT

We have audited the consolidated balance sheets of Palmarejo Silver and Gold Corporation (a development stage company) and its subsidiaries as at June 30, 2007 and 2006 and the consolidated statements of operations, deficit, contributed surplus and cash flows for the years ended June 30, 2007 and 2006, the initial 248-day period ended June 30, 2005 and cumulative from October 25, 2004 to June 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries as at June 30, 2007 and 2006 and the results of their operations and their cash flows for the years ended June 30, 2007 and 2006, the initial 248-day period ended June 30, 2005 and cumulative from October 25, 2004 to June 30, 2007 in conformity with Canadian generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company is in a development stage where activities consist of mining exploration and development. The Company will periodically have to raise additional funds to continue operations, and while it has been successful in doing so in the past, there can be no assurance that it will be able to do so in the future. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 16 to the financial statements.

/s/  KPMG LLP
Chartered Accountants

Montréal, Canada
August 2, 2007, except for note 17 which is as of August 23, 2007

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.
KPMG Canada provides services to KPMG LLP.

PALMAREJO SILVER AND GOLD CORPORATION
(A development stage company)

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2007	2006
	$	$

ASSETS
CURRENT ASSETS
Cash and cash equivalents (note 4)	17,275,387	7,898,399
Short-term investments (note 4)	—	49,448,419
Due from Fairview Gold Pty Limited (note 13)	—	8,182,030
Sales taxes receivable (note 5)	4,241,556	1,935,432
Prepaid expenses and deposits	294,193	96,460

	21,811,136	67,560,740
Capital assets (note 6)	59,883,241	5,541,631
Exploration projects	47,979,917	31,248,362

	129,674,294	104,350,733

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	5,163,666	455,231
Due to Reunion Gold Corporation (note 13)	40,199	46,372
Due to Fairview Gold Pty Limited (note 13)	9,258,976	—
Current portion of capital lease (note 7)	2,232,027	—

	16,694,868	501,603
Capital lease (note 7)	8,918,312
Asset retirement obligation (note 8)	—	751,839

	25,613,180	1,253,442

SHAREHOLDERS’ EQUITY
Capital stock (note 9)	98,639,299	96,693,693
Warrants (note 9)	12,357,630	12,357,630
Contributed surplus	2,818,399	3,265,156
Deficit	(9,754,214)	(9,219,188)

	104,061,114	103,097,291

	129,674,294	104,350,733

Commitments (note 10)
Proposed Merger Agreement (note 15)
Subsequent events (note 17)

See accompanying notes to consolidated financial statements.

On behalf of the Board,

/s/ Bruce McLeod	/s/ Anthony Walsh

Bruce McLeod, Director	Anthony Walsh, Director

PALMAREJO SILVER AND GOLD CORPORATION
(A development stage company)

CONSOLIDATED OPERATIONS

				Cumulative from
			Initial 248-Day	October 25,
	Year Ended	Year Ended	Period Ended	2004
	June 30,	June 30,	June 30,	to June 30,
	2007	2006	2005	2007
	$	$	$	$

REVENUES
Interest	1,805,482	700,285	73,307	2,579,074

EXPENSES
Administration	1,311,011	1,101,437	266,885	2,679,333
Merger-related expenses (note 15)	1,538,682	—	—	1,538,682
Stock-based compensation	304,350	1,216,213	2,488,008	4,008,571
Share issuance and transaction costs in excess of cash acquired at reverse takeover date	—	—	1,624,362	1,624,362
Gain on foreign exchange	(813,535)	(536,415)	(41,290)	(1,391,240)

	2,340,508	1,781,235	4,337,965	8,459,708

NET LOSS	(535,026)	(1,080,950)	(4,264,658)	(5,880,634)

Basic and diluted loss per common share (note 9)	(0.01)	(0.01)	(0.14)
Basic and diluted weighted average number of common shares outstanding (note 9)	90,738,999	75,403,248	31,052,292

See accompanying notes to consolidated financial statements.

PALMAREJO SILVER AND GOLD CORPORATION
(A development stage company)

CONSOLIDATED DEFICIT AND CONTRIBUTED SURPLUS

			Initial 248-Day	Cumulative from
	Year Ended	Year Ended	Period Ended	October 25, 2004
	June 30, 2007	June 30, 2006	June 30, 2005	to June 30, 2007
	$	$	$	$

DEFICIT
Balance, beginning of period	(9,219,188)	(4,499,978)	—	—
Net loss	(535,026)	(1,080,950)	(4,264,658)	(5,880,634)
Common share issue expenses	—	(3,638,260)	(235,320)	(3,873,580)

Balance, end of year	(9,754,214)	(9,219,188)	(4,499,978)	(9,754,214)

CONTRIBUTED SURPLUS
Balance, beginning of period	3,265,156	2,669,659	—	—
Stock-based compensation	304,350	1,216,213	2,488,008	4,008,571
Warrants and options exercised	(751,107)	(620,716)	(48,349)	(1,420,172)
Stock-based transaction and common share issue expenses	—	—	230,000	230,000

Balance, end of year	2,818,399	3,265,156	2,669,659	2,818,399

See accompanying notes to consolidated financial statements.

PALMAREJO SILVER AND GOLD CORPORATION
(A development stage company)

CONSOLIDATED CASH FLOWS

				Cumulative from
			Initial 248-Day	October 25,
	Year Ended	Year Ended	Period Ended	2004
	June 30,	June 30,	June 30,	to June 30,
	2007	2006	2005	2007
	$	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(535,026)	(1,080,950)	(4,264,658)	(5,880,634)
Non-cash items
Stock-based compensation	304,350	1,216,213	2,488,008	4,008,571
Common share issue expenses	—	—	250,000	250,000
Gain on foreign exchange and other	(831,351)	(840,229)	(84,935)	(1,756,515)
Changes in non-cash working capital items	(70,915)	236,558	(290,722)	(125,079)

	(1,132,942)	(468,408)	(1,902,307)	(3,503,657)
CASH FLOWS FROM INVESTING ACTIVITIES
Short-term investments	49,448,419	(49,448,419)	—	—
Cash from reverse takeover	—	—	235,320	235,320
Capital assets and exploration projects	(54,184,280)	(25,093,177)	(3,772,949)	(83,050,406)
Asset retirement obligation	(751,839)	—	—	(751,839)
Advances from (to) Fairview Gold Pty Limited	17,681,997	1,079,500	(545,084)	18,216,413

	12,194,297	(73,462,096)	(4,082,713)	(65,350,512)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of capital lease obligation	(2,878,867)	—	—	(2,878,867)
Common shares and warrants	—	75,000,000	8,500,000	83,500,000
Common share issue expenses	—	(3,638,260)	(235,320)	(3,873,580)
Exercise of warrants and options	1,194,500	7,892,391	295,112	9,382,003

	(1,684,367)	79,254,131	8,559,792	86,129,556

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,376,988	5,323,627	2,574,772	17,275,387
Cash and cash equivalents, beginning of period	7,898,399	2,574,772	—	—

Cash and cash equivalents, end of year	17,275,387	7,898,399	2,574,772	17,275,387

Changes in other non-cash items:
Sales taxes receivable and deposits related to exploration projects	(2,415,736)	(1,313,215)	(553,363)
Accounts payable related to exploration projects	4,685,056	—	305,751
Equipment under capital lease	14,619,337	—	—
Issuance of shares for the reverse takeover	—	—	255,320
Issuance of shares for the acquisition of a mining project	—	—	3,939,435
Exercise of warrants and options	751,106	620,716	48,349
Exercise of warrants applied as a reduction of Due to (from) Fairview Gold Pty Limited	—	12,500,000	—

See accompanying notes to consolidated financial statements.

PALMAREJO SILVER AND GOLD CORPORATION
(A development stage Company)

CONSOLIDATED EXPENDITURES ON EXPLORATION PROJECTS

			Initial 248-Day		Cumulative from
	Year Ended	Year Ended	Period Ended	Acquisition	October 25, 2004
	June 30, 2007	June 30, 2006	June 30, 2005	(Note 3)	to June 30, 2007
	$	$	$	$	$

Balance, beginning of period	31,248,362	12,258,192	7,546,139	—	—

Geology	75,613	83,146	108,556	721,919	989,234
Drilling and assaying	9,346,493	10,432,327	2,515,469	4,356,784	26,651,073
Tenement payments	771,044	855,032	648,462	421,786	2,696,324
Land disturbance rehabilitation	104,875	752,645	—	—	857,520
Technical services and others	6,433,530	6,867,020	1,439,566	2,045,650	16,785,766

	16,731,555	18,990,170	4,712,053	7,546,139	47,979,917

Balance, end of year	47,979,917	31,248,362	12,258,192	7,546,139	47,979,917

See accompanying notes to consolidated financial statements.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED JUNE 30, 2007

1.	GOVERNING STATUTES AND NATURE OF OPERATIONS

The Company was incorporated under the Alberta Business Corporations Act on May 11, 2004 and was continued under the Canada Business Corporations Act (“CBCA”) on March 21, 2005 following the completion of a reverse takeover (see note 3).

The Company holds a 100% interest in a group of silver and gold mineral concessions covering 12,115 hectares in the Temoris District of Chihuahua, Mexico (the “Palmarejo Project”).

At June 30, 2007, Bolnisi Gold NL (“Bolnisi”), an Australian-listed public company, owns 73.3% of the share capital of the Company.

The Company is in a development stage where its activities consist of the exploration and development of the Palmarejo Project. The Company may also stake or acquire other lands or mineral properties as such opportunities arise.

The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recovery of costs incurred on these properties is subject to the discovery of economic ore deposits and the ability to secure appropriate financing to place these properties into production. The Company will periodically have to raise additional funds to continue operations, and while it has been successful in doing so in the past, there can be no assurance that it will be able to do so in the future.

Although the Company has taken steps to verify title to the mineral claims in which it has an interest, in accordance with industry standards for the current stage of exploration of such properties, these procedures do not guarantee the Company’s title. Property title may be subject to unregistered prior agreements and non-compliance with regulatory requirements.

2.	ACCOUNTING POLICIES

The consolidated financial statements are prepared in accordance with Canadian generally accounting principles (“Canadian GAAP”). As described in note 16, these principles differ in certain material respects from the principles that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). The significant accounting policies followed by the Company are as follows:

Accounting Estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates and assumptions are based on management’s best knowledge of current events and current plans of actions that the Company may undertake in the future. Actual results may differ from those estimates. Significant areas where management judgement is applied are the carrying value of capital assets and exploration projects, asset retirement obligation and stock-based compensation.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.

Cash and Cash Equivalents

Cash and cash equivalents include bank balances and short-term investments in money market instruments with an original term of less than three months that are carried at the lower of cost and fair value.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Short-term Investments

Short-term investments consist of investments in money market instruments with an original term of three months or more, but less than one year, that are carried at the lower of cost and fair value.

Capital Assets

Capital assets, accounted for at cost, include plant, equipment and development costs. If commercial production is achieved, these assets will be depreciated over the useful life of the related mining property or on their anticipated useful life, if the useful life of the assets is less than the life of the mine. If the related mining property is abandoned, these assets will be written down to their net realizable value.

Exploration Projects

Acquisition costs and expenditures on mineral exploration programs are deferred until the commercial viability of the property is determined. If commercial production is achieved, the capitalized costs are amortized over the estimated useful life of the mine or on their anticipated useful life, if the useful life of the asset is less than the life of the mine. If a property is abandoned or the costs to date are determined to be unrecoverable, the accumulated acquisition and exploration expenditures are charged to operations in the year in which the determination is made.

Asset Retirement Obligation

The Company recognizes the fair value of an estimated liability for the future closure and reclamation costs with a corresponding increase to the carrying value of the related long-lived asset. The Company defers the amount added to the asset until the commercial viability of the property is determined. If commercial production is achieved, the Company amortizes the amount added on the same basis as the depreciation method established for the related asset. An accretion expense in relation with the discounted liability over the estimated life of the property is accounted for as an expense and added to the asset retirement obligation. The liability is adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined according to differences between the carrying amounts and the tax bases of assets and liabilities. They are measured by applying enacted or substantively enacted tax rates and laws at the date of the financial statements for the years in which temporary differences are expected to reverse. The Company establishes a valuation allowance against future tax assets if, based on available information, it is more unlikely than not that some or all of the future tax assets will be realized.

Foreign Currency Translation

Monetary assets and liabilities of the Company and of its integrated subsidiaries are translated into Canadian dollars at the exchange rate in effect at the balance sheet date, whereas non-monetary assets and liabilities are translated at the exchange rate in effect at the transaction date. Revenues and expenses are translated at the average rate in effect during the year with the exception of depreciation and depletion that is translated at the historical rate. Gains and losses on exchange arising from translation are recorded in operations for the year.

Loss per Share

Loss per share is the result of net loss divided by the average outstanding number of shares during the period. Diluted loss per share is determined taking into account the dilutive effect of arrangements to issue common shares

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

as if these arrangements were exercised at the beginning of the year or at the grant date. Diluted earnings per share are determined using the treasury-stock method. This method assumes that the proceeds from the exercise of stock options are used to redeem common shares at the average trade price during the period.

In the Company’s case, diluted loss per share is the same as basic loss per share as the effect of any of the outstanding options and warrants would be anti-dilutive.

Stock Option Plan

The Company measures the compensation cost of stock options issued under employee and non-employee compensation plans using a fair value-based method. Compensation costs are measured at the grant date based on the fair value of the award using the Black-Scholes option-pricing model and are recognized over the related vesting period as an expense with a corresponding increase to contributed surplus.

The Black-Scholes option-pricing model used to calculate option values, as well as other currently accepted option valuation models, were developed to estimate the fair value of freely tradeable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. The models also require highly subjective assumptions, including future stock price volatility and expected time until exercise, which greatly affect the calculated values.

3.	ACQUISITION

Acquisition of the Palmarejo Project

On October 25, 2004, Palmarejo Acquisition Corporation (“Palmarejo Acquisition”) was incorporated under the CBCA to facilitate and effect the Business Combination Transaction, the acquisition and the financing described in the following paragraphs.

On March 21, 2005, the Business Combination Transaction was completed involving: (1) the acquisition by Palmarejo Acquisition from Fairview Gold Pty Limited (“Fairview”), a wholly-owned subsidiary of Bolnisi, of all of the issued and outstanding shares of Ocampo Services, Inc. and Ocampo Resources Inc. (the “U.S. Entities”) for 52,250,000 Palmarejo Acquisition common shares and 12,500,000 Palmarejo Acquisition warrants; and (2) the amalgamation of Palmarejo Acquisition with a wholly-owned subsidiary of Palmarejo Silver and Gold Corporation (the “Amalgamation”), pursuant to which holders of common shares, warrants and options of Palmarejo Acquisition received, in exchange, one Palmarejo Silver and Gold common share in exchange for each Palmarejo Acquisition common share, one Palmarejo Silver and Gold warrant in exchange for each Palmarejo Acquisition warrant and one Palmarejo Silver and Gold option in exchange for each Palmarejo Acquisition option.

The U.S. Entities own all of the issued and outstanding securities of Planet Gold SA de CV (“Planet Gold”), which held all of Bolnisi’s interests in the Palmarejo Project. Palmarejo Acquisition agreed to reimburse Bolnisi for all exploration expenses incurred at the Palmarejo Project from November 23, 2004, the date of a letter of intent (“LOI”) between Bolnisi, Palmarejo Acquisition and Bonita Capital Corporation (“Bonita”), to the closing of the Business Combination. These exploration expenses were reimbursed on April 13, 2005.

The value of the net assets acquired had been established as follows:

Accounts receivable	$162,911
Exploration projects	7,546,139
Due to Fairview Gold Pty Limited	(3,769,615)

Net assets acquired at fair value	$3,939,435

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financing

In conjunction with the Business Combination Transaction, Palmarejo Acquisition completed, in December 2004, a financing through the issuance of 8,500,000 Subscription Receipts at a price of $1.00 per Subscription Receipt for aggregate gross proceeds of $8,500,000. Each Subscription Receipt entitled the holder thereof, upon exchange or deemed exchange, to receive one Palmarejo Acquisition Share and one half of one Financing Warrant. The Subscription Receipts were deemed to be exchanged immediately prior to the Business Combination. Each whole Financing Warrant entitled the holder thereof to purchase one Palmarejo Acquisition Share at a price of $1.50 for a period of 24 months following the closing of the Financing. Commencing 180 days after the closing of the Business Combination, the Company had the right to accelerate the exercise of all outstanding Financing Warrants if the closing price of the Company’s shares was above $1.75 for 20 consecutive trading days. The Company exercised its call right on September 21, 2005.

In consideration of the services provided by the Agents in connection with the Financing, the Agents received a cash commission equal to 7% of the gross proceeds raised under the Financing and the Palmarejo Acquisition Agents’ Compensation Options to acquire up to 7% of the total number of Subscription Receipts issued pursuant to the Financing, each exercisable for one Palmarejo Acquisition Share and one half of one Financing Warrant at a price of $1.00, for a period of 24 months after completion of the Financing.

Reverse Takeover of Bonita Capital Corporation

On March 21, 2005, Bonita completed a business combination pursuant to which a wholly-owned subsidiary of Bonita, 6332625 Canada Ltd., amalgamated with Palmarejo Acquisition and Bonita issued to each Palmarejo Acquisition shareholder one common share in its capital (under the name of Palmarejo Silver and Gold Corporation), for each outstanding Palmarejo Acquisition common share as proposed in Bonita’s filing statement dated March 14, 2005. After the business combination, the shareholders of Palmarejo Acquisition controlled Bonita and consequently the business combination was accounted for as a reverse takeover. These financial statements reflect the accounts of Palmarejo Acquistion at book value since it is deemed to be the purchaser.

In accordance with the guidelines of the Canadian Institute of Chartered Accountants (EIC-10), as Bonita did not meet the definition of a business, this reverse takeover did not constitute a business combination but a capital transaction in substance. The activities of Bonita have been accounted for in the results of the Company since the date of completion of the business combination. The fair value of the net assets acquired, which consisted of cash, was established at $235,320.

4.	CASH AND SHORT-TERM INVESTMENTS

	June 30,	June 30,
	2007	2006

Cash and cash equivalents
Cash	$3,602,851	$126,440
Short-term investments with initial maturities of less than three months, bearing interest at rates varying from 4.40% to 4.53% (4.42% to 4.52% in 2006)	13,672,536	7,771,959

	$17,275,387	$7,898,399

Short-term investments
Short-term investments with initial maturities of more than three months but less than six months, bearing interest at rates varying from 4.05% to 4.10% in 2006	$—	$49,448,419

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

5.	SALES TAXES RECEIVABLE

The sales taxes receivable consist mostly of amounts paid on the purchase of goods and services in Mexico. In the event that sales taxes claimed are not deemed reimbursable by the Mexican authorities, such amount will be reclassified to Capital assets and/or Exploration projects.

6.	CAPITAL ASSETS

Capital assets are comprised as follows:

		Accumulated	Net Book Value	Net Book Value
	Cost	Depreciation	June 30, 2007	June 30, 2006

Vehicle and office equipment	$231,399	$21,446	$209,953	$—
Equipment under capital lease	14,619,337	—	14,619,337	—
Construction in progress	45,053,951	—	45,053,951	5,541,631

	$59,904,687	$21,446	$59,883,241	$5,541,631

7.	CAPITAL LEASE

Capital lease obligations are as follows:

	June 30,	June 30,
	2007	2006

Total future lease payments	$12,781,318	$—
Less: interest	1,630,979	—

	11,150,339	—
Less: current portion	2,232,027	—

Long-term portion of capital lease	$8,918,312	$—

In December 2006, the Company entered into a 2-year lease agreement for a power station. Under the terms of the agreement, with amendment dated January 2007, the Company will pay a fixed monthly amount of US $263,148, including interest calculated at the rate of LIBOR plus 1.25%. The Company has the option at the end of the agreement to purchase the asset by paying a nominal amount.

In June 2007, the Company entered into a 5-year lease agreement for a total amount of US $30,561,508, for mining equipment to be delivered to the Company as the equipment becomes available from the supplier. Under the terms of the agreement for the 1st delivery of such mining equipment, in the amount of US $4,564,559, the Company will pay a fixed monthly amount of US $94,686, including interest calculated at the rate of LIBOR plus 3.65%. The Company has the option at the end of the agreement to purchase the equipment by paying a nominal amount.

The estimated future minimum payments under the leases are: US $2,095,000 in 2008, US $3,771,200 in 2009, US $2,447,800 in 2010, US $983,000 in 2011, US $1,074,900 in 2012 and US $94,000 in 2013.

8.	ASSET RETIREMENT OBLIGATION

The Company recorded an asset retirement obligation of $751,839 at June 30, 2006 equivalent to the amount to be paid to the National Forestry Commission of Mexico to enable the rehabilitation of specified disturbed land. This obligation was determined by the Mexican authorities based on the number of hectares deemed to be disturbed and a fixed amount of rehabilitation per hectare. During the year ended June 30, 2007, the Company paid this obligation with related future rehabilitation work to be undertaken by the National Forestry Commission of Mexico.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9.	CAPITAL STOCK

Unlimited number of common shares, issuable in series.

Unlimited number of preferred shares, issuable in series. The preferred shares are issuable from time to time in one or more series in such numbers and with such attributes as the directors may determine by resolution.

The preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, rank on a parity with the preferred shares of every other series and be entitled to a preference and priority over the common shares and over any other shares of the Company ranking junior to the preferred shares.

Subject to the rights, privileges, restrictions and conditions that may be attached to a particular series of preferred shares by the directors of the Company in accordance with the conditions attached to the preferred shares, in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon another return of capital or distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of the preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares, for each preferred share, an amount equal to the redemption price of such share and any dividends declared thereon and unpaid and no more.

Issued and Fully Paid

	Year Ended June 30, 2007		Year Ended June 30, 2006
	Number of		Number of
	Shares	Amount	Shares	Amount

Common shares
Balance, beginning of year	90,220,739	$96,693,693	64,157,425	$11,512,716
Issued
Private placement	—	—	7,894,737	62,642,370
Exercise of warrants	—	—	17,483,575	21,398,169
Exercise of stock options	1,030,999	1,945,606	685,002	1,140,438

Balance, end of year	91,251,738	$98,639,299	90,220,739	$96,693,693

June 2006 Financing

On April 19, 2006, the Company completed a private placement of 7,894,737 special warrants at a price of $9.50 per special warrant for total gross proceeds of $75,000,000. On June 19, 2006, each holder of special warrants received, without further consideration, one common share and one-half common share purchase warrant. Each whole warrant is exercisable at a price of $12.50 at any time prior to October 19, 2007. The value of the common share purchase warrants, estimated at $12,357,630 was presented separately on the consolidated balance sheets. Share issue expenses of $3,638,260, attributable to the June 2006 financing, were presented as part of the deficit.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Warrants

The outstanding number of warrants exercisable into common shares are as follows:

				Number of
	Number of			Warrants
	Warrants	Number of		Outstanding
	Outstanding	Warrants	Number of	June 30, 2006
	June 30,	Issued	Warrants	and June 30,
Number of Warrants	2005	(Exercised)	Expired	2007

Pursuant to the acquisition(1)	12,500,000	(12,500,000)	—	—
Pursuant to the December 2004 financing(2)	4,237,500	(4,231,000)	(6,500)	—
Brokers’ warrants — 2004 financing(3)	404,950	(404,950)	—	—
Brokers’ underlying warrants — 2004 financing(3)	282,625	(282,625)	—	—
Brokers’ warrants — Bonita IPO(3)	65,000	(65,000)	—	—
Pursuant to the June 2006 financing	—	3,947,368	—	3,947,368

	17,490,075	(13,536,207)	(6,500)	3,947,368

Warrants issued as part of the December 2004 financing and the June 2006 financing were measured at the date of grant using the Black-Scholes pricing model. Values of $0.36 and $3.13, respectively, per warrant, were attributed based on the following weighted average assumptions and presented separately on the consolidated balance sheets.

	June 2006	December 2004
	Financing	Financing

Expected stock price volatility	79.10%	85.00%
Risk-free interest rate	4.09%	3.44%
Expected life of warrants	18 months	2 years
Expected dividend yield	0.00%	0.00%

(1)	On November 25, 2005, Bolnisi exercised its 12,500,000 warrants. Each warrant was exercised for one common share of the Company at a price of $1 per share. The amount was applied as a reduction of a portion of the debt due to Fairview.

(2)	Following the Company’s decision to call all of the warrants issued pursuant to the financing described in note 3, a total of 4,231,000 warrants were exercised in 2006 (12,500 in 2005), with each warrant exercised for one common share of the Company at a price of $1.50 per share. The remaining 6,500 unexercised warrants expired.

(3)	Brokers’ warrants, issued following the private placement and the IPO described in note 3, were exercised, with each warrant exercised for one common share of the Company. A total of 404,950 warrants were exercised in 2006 at a price of $1 per share (190,050 of such warrants exercised in 2005), a total of 282,625 warrants were exercised in 2006 at a price of $1.50 per share (14,875 of such warrants exercised in 2005) and a total of 65,000 warrants were exercised in 2006 at a price of $0.20 per share (20,000 of such warrants exercised in 2005).

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Option Plan

The Company has granted stock options to its directors, officers and consultants. These options are governed by the terms of the Company stock option plan and are exercisable for a period of five years following their issuance. Options granted are as follows:

	Number of	Exercise
	Options	Price

December 8, 2005	150,000	$3.90
April 5, 2005	150,000	1.95
December 23, 2004	5,530,000	1.00

The Company accounts for all stock-based compensation arrangements using the fair value method, under which a compensation expense is recorded based on the estimated fair value of the options as determined at the time of the grant. Consideration received on the exercise of stock options under the stock option plan is recorded to share capital.

The fair value of the options was estimated using the Black-Scholes option pricing model. Calculations were based on a market price of $3.90 on December 8, 2005, $1.95 on April 5, 2005 and $1.00 on December 23, 2004, an expected volatility of 80% to 85%, a risk-free interest rate ranging from 3.44% to 3.86%, an expected life of 4 years and a 0% expected dividend. The theoretical fair value of the options granted is $2.37 on December 8, 2005, $1.23 on April 5, 2005 and $0.63 on December 23, 2004 per option, according to this method. The compensation expense accrues over the vesting period.

		Year Ended		Year Ended
		June 30, 2007		June 30, 2006
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Balance, beginning of year	4,833,332	$1.00	5,525,000	$1.00
	130,000	1.95	150,000	1.95
	150,000	3.90	—	—
Granted	—	—	150,000	3.90
Exercised	(940,999)	1.00	(665,002)	1.00
	(50,000)	1.95	(20,000)	1.95
	(40,000)	3.90	—	—
Cancelled	(33,333)	1.00	(26,666)	1.00

Balance, end of year	3,859,000	1.00	4,833,332	1.00
	80,000	1.95	130,000	1.95
	110,000	$3.90	150,000	$3.90

	4,049,000		5,113,332

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As at June 30, 2007, the outstanding options have the following features:

	Options Outstanding		Options Exercisable
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

2.50 years	3,859,000	$1.00	3,859,000	$1.00
2.75 years	80,000	1.95	80,000	1.95
3.50 years	110,000	3.90	60,000	3.90

	4,049,000		3,999,000

Loss per Common Share

Diluted net loss per share is the same as basic net loss per share as the effect of any of the outstanding options and warrants would be anti-dilutive.

10.	COMMITMENTS

In order to maintain current its rights of tenure to exploration tenements, the Company is required to make the following payments as specified by tenement licenses. These obligations, which total US $786,000 at June 30, 2007, are payable within the next 12 months.

At June 30, 2007, the Company had purchase commitments in respect of construction and development activities of $9,093,000 in addition to the purchase of mining equipment under capital lease described in note 7.

11.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments:

	June 30, 2007		June 30, 2006
	Carrying	Fair	Carrying	Fair
	Value	Value	Value	Value

Cash and cash equivalents	$17,275,387	$17,275,387	$7,898,399	$7,902,264
Short-term investments	—	—	49,448,419	49,757,020
Due from (due to) Fairview Gold Pty Limited	(9,258,976)	(9,258,976)	8,182,030	8,182,030
Sales taxes receivable	4,241,556	4,241,556	1,935,432	1,935,432
Accounts payable and accrued liabilities	(5,163,666)	(5,163,666)	(455,231)	(455,231)
Due to Reunion Gold Corporation	(40,199)	(40,199)	(46,372)	(46,372)
Capital lease	(11,150,339)	(11,150,339)	—	—

Foreign Currency Risk

As all exploration expenses are incurred in a foreign currency (United States dollars, Australian dollars or Mexican pesos), the Company is exposed to currency risk. The Company does not use derivative instruments to reduce its exposure to foreign exchange risks. Financial instruments denominated in foreign currencies consist of the amount due to Fairview, sales taxes receivable, accounts payable and accrued liabilities and capital lease.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	INCOME TAXES

The income tax provision differs from the amount resulting from the application of the Canadian statutory income tax rate as follows:

	Year Ended	Year Ended
	June 30,	June 30,
	2007	2006

Net loss before income taxes	$(535,026)	$(1,080,950)

Income tax benefit at combined Canadian statutory rate	$(171,315)	$(346,120)
Non taxable items	(175,356)	(171,279)
Unrecognized tax benefit	346,671	517,399

Income tax recovery	$—	$—

As of June 30, 2007, the future income tax assets were detailed as follows:

	June 30,	June 30,
	2007	2006

Financing fee carryforwards	$1,011,790	$1,413,520
Losses carryforward	1,280,206	1,056,169
Cumulative eligible capital deduction	467,737	—
Exploration projects	1,393	1,394

	2,761,126	2,471,083

Valuation allowance	(2,761,126)	(2,471,083)

Future income tax assets	$—	$—

Losses carried forward as at June 30, 2007 will expire as follows:

Canada

2012	$12,968
2013	324,168
2014	721,824
2015	1,231,880
2026	1,287,667
2027	632,697

$4,211,204

13.	RELATED PARTY TRANSACTIONS

Fairview settles all exploration and project development expenditures on behalf of the Company. Periodically, the Company reimburses Fairview for such expenditures and on occasions, the Company will advance funds to Fairview in anticipation of such exploration and development expenditures. At June 30, 2007, the Company had an amount payable of $9,258,976 to Fairview ($8,182,030 receivable from Fairview at June 30, 2006). The loan to (from) Fairview is interest free and repayable on demand. Also, an amount of $220,790 was charged during the year ($Nil in 2006) by a wholly-owned subsidiary of Fairview, for management services related to exploration and development activities.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the year, an amount of $460,400 ($521,600 during the year ended June 30, 2006 and $203,900 during the initial 248-day period ended June 30, 2005) was charged by Reunion Gold Corporation (a company under common management) for management services which represent related party transactions concluded in the normal course of business. These transactions were measured at the exchange amount, which is the amount agreed upon by the parties.

14.	SEGMENTED INFORMATION

The Company operates in only one reportable sector of activity: mining exploration. The financial information by geographic sector is as follows:

Identifiable assets:

	June 30,	June 30,
	2007	2006

Mexico	$114,241,927	$38,631,667
Canada	14,073,657	65,719,066
Australia	1,358,710	—

	$129,674,294	$104,350,733

15.	PROPOSED MERGER AGREEMENT

On May 3, 2007, the Company (“Palmarejo”) and Coeur d’Alene Mines Corporation (“Coeur”) entered into a Merger Implementation Agreement (the “Palmarejo MIA”). Concurrently, Coeur entered into a Merger Implementation Agreement (the “Bolnisi MIA”) with Bolnisi Gold NL (“Bolnisi”), Palmarejo’s majority shareholder. Under the terms of the Palmarejo MIA, Palmarejo shareholders, other than Bolnisi, will receive 2.715 Coeur shares for each Palmarejo share they own and a nominal cash payment equal to C$0.004 per Palmarejo share pursuant to a plan of arrangement. Under the terms of the Bolnisi MIA, Bolnisi shareholders will receive 0.682 Coeur shares for each Bolnisi share they own and a nominal cash payment equal to A$0.004 per Bolnisi share pursuant to a scheme of arrangement.

The Transaction is subject to approval by the shareholders of Palmarejo, Coeur and Bolnisi and satisfaction of customary closing conditions (including completion of regulatory reviews and receipt of regulatory approvals). The consummation of each of the Palmarejo transaction and the Bolnisi transaction is also conditional upon the completion of the other transaction, although Coeur has the right to waive this condition, if the Palmarejo transaction does not proceed, and still proceed with the Bolnisi transaction. The Bolnisi transaction was subject to the completion of satisfactory due diligence by Coeur (which process was completed on July 3, 2007).

The Palmarejo plan of arrangement must be approved by two-thirds (2/3) of the votes cast by shareholders present and voting at a special meeting of shareholders called to consider the transaction, as well as a simple majority of the votes cast by such shareholders (excluding interested parties). The Bolnisi scheme of arrangement requires the approval of three-fourths (3/4) of the total shares voted, plus half of the shareholders present and voting at the meeting, either in person or by proxy. Both arrangements require approval by the applicable courts in Canada and Australia.

In connection with the Bolnisi transaction, each of the directors of Bolnisi has entered into a call option deed, which, between them, grants Coeur the right to acquire up to 19.9% of Bolnisi’s outstanding shares held by the directors at the same price as that offered by Coeur to other Bolnisi shareholders under the Bolnisi scheme of arrangement.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The parties have also agreed to give each other exclusivity, subject to certain exceptions, and to a reciprocal break fee of 1% payable in certain circumstances.

Assuming timely completion of the required regulatory processes and receipt of the required shareholder and court approvals, the companies expect the transactions to be completed in the fourth quarter of calendar year 2007.

A special committee of independent directors of Palmarejo completed a review of the transaction, including seeking advice from financial advisors and legal counsel, and the special committee received a fairness opinion from the financial advisor. The special committee also retained a separate independent financial advisor to complete a formal valuation in connection with the transaction as contemplated by Canadian securities laws. After consideration, the special committee unanimously recommended approving the transaction to the Palmarejo board of directors, which subsequently approved and authorized Palmarejo to enter into the agreement. Furthermore, the Palmarejo board, on recommendation of the special committee, has authorized the submission of the transaction to its shareholders for approval at a special meeting of shareholders and the Palmarejo board has unanimously recommended that Palmarejo shareholders vote in favour of the transaction.

Merger-related expenses incurred by the Company, which have been estimated at $1,538,682 at June 30, 2007, have been presented separately on the consolidated statement of operations. These expenses include legal, financial advisory and accounting fees.

16.	DIFFERENCES BETWEEN CANADIAN AND US GAAP

The effect of the material measurement differences between Canadian and US GAAP on the Company’s balance sheet items, consolidated operations and shareholders’ equity is summarized as follows:

(a)	Exploration Projects

	June 30,	June 30,
	2007	2006

Exploration projects reported under Canadian GAAP	$47,979,917	$31,248,362
Expenditures on Exploration Projects(d)	(47,979,917)	(31,248,362)

Exploration projects reported under US GAAP	$—	$—

(b)	Shareholders’ Equity

	June 30,	June 30,
	2007	2006

Shareholders’ equity reported under Canadian GAAP	$104,061,114	$103,097,291
Expenditures on Exploration Projects(d)	(47,979,917)	(31,248,362)
Accumulated other comprehensive income(e)	—	312,466

Shareholders’ equity reported under US GAAP	$56,081,197	$72,161,395

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(c)	Consolidated Operations and Other Comprehensive Income

			Initial 248-Day
	Year Ended	Year Ended	Period Ended
	June 30,	June 30,	June 30,
	2007	2006	2005

Net loss reported under Canadian GAAP	$(535,026)	$(1,080,950)	$(4,264,658)
Add (deduct)
Expenditures on Exploration Projects(d)	(16,731,555)	(18,990,170)	(4,712,053)

Net loss reported under US GAAP, before comprehensive income adjustments	$(17,266,581)	$(20,071,120)	$(8,976,711)
Other comprehensive income
Add (deduct)
Unrealized gains on short-term investments(e)	—	312,466	—

Comprehensive income	(17,266,581)	(19,758,654)	(8,976,711)

Basic and diluted net loss per share reported under US GAAP, before comprehensive income adjustments	$(0.19)	$(0.27)	$(0.29)

(d)	Expenditures on Exploration Projects

Under Canadian GAAP, expenditures on exploration projects are deferred until the commercial viability of the property is determined. For US GAAP purposes, the Company expenses as incurred exploration expenditures relating to unproven mineral properties. When proven and probable reserves are determined for a property, subsequent exploration and development costs of the property are capitalized.

(e)	Comprehensive Income

Under US GAAP, comprehensive income is recognized and measured in accordance with FASB Statement No. 130 — Reporting Comprehensive Income. Comprehensive income includes all changes in equity other than those resulting from investments by owners and distribution to owners. Comprehensive income includes net earnings and other comprehensive income. Other comprehensive income items include unrealized gains (losses) on investments. A standard for comprehensive income and other comprehensive income is effective under Canadian GAAP on July 1, 2007.

For US GAAP purposes, certain of the Company’s short-term investments are considered as available-for-sale instruments. Available-for-sale instruments are carried at fair value with unrealized gains (losses) included in other comprehensive income until realized or until an other-than-temporary decline occurs.

(f)	Stock-based Compensation

Under Canadian GAAP, the Company measures the compensation cost of stock options issued under its employee and non-employee compensation plans using a fair value based method.

Effective January 1, 2006, the Company has applied the fair value recognition provisions of Statement of Financial Accounting Standard No. 123 — Accounting for Stock-Based Compensation (“SFAS 123”). No differences exist between the accounting for stock-based compensation in 2006 and 2007 between Canadian and US GAAP.

PALMAREJO SILVER AND GOLD CORPORATION
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17.	SUBSEQUENT EVENTS

At August 23, 2007, the Company had an amount of $6.9 million invested in Canadian Asset-Backed Commercial Paper (“ABCP”) which maturities were not met. The instruments remain outstanding. A consortium representing banks, asset providers and major investors are taking steps to re-establish normal operations for Canadian ABCP. The Company’s ABCP investments were all rated R1-High by the Dominion Bond Rating Service (“DBRS”) at the time they were purchased.

The Company is also in the process of securing a temporary financing with the National Bank of Canada in the amount of $2.0 million. Such financing which would expire on September 30, 2007 or at a date when the liquidity crisis is resolved, would bear interest at the prime rate less 1.50% and be secured by the investment accounts held at National Bank Trust.